Exhibit 99.1

News

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, NJ 07645

For financial questions, call William Moss

Vice President, Treasurer

(201) 571-4019

For non-financial questions, call Richard De Santa

Vice President, Corporate Affairs (201) 571-4495

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES

RESULTS FOR FIRST QUARTER 2003

MONTVALE, NJ – July 25, 2003 – The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol:GAP) announced unaudited fiscal 2003 first quarter results for the 16 weeks ended June 14, 2003.

Sales for the first quarter were $3.2 billion, compared with $3.1 billion in the first quarter of fiscal 2002. Comparable store sales decreased 0.1% vs. year-ago. Earnings per share were $.52 for the quarter, compared with $.05 in the prior year.

During the first quarter of fiscal 2003, the Company classified three businesses, northern New England, Kohl’s and Eight O’Clock Coffee, as discontinued operations since they are being divested. Excluding discontinued operations, ongoing operating loss per share in the quarter was $.53, compared with ongoing operating earnings of $.11 per share for first quarter last year.

EBITDA for the first quarter of fiscal 2003, based on ongoing operating earnings as shown on Schedule 3 of this release, was $72 million compared to $104 million in the prior year’s first quarter.

Christian Haub, Chairman of the Board, President & Chief Executive Officer, said, “We have maintained our focus on strengthening our financial position, lowering costs, stabilizing our U.S. business and continuing our success in Canada. Our program to divest non-strategic assets moved forward in the first quarter, with the sale of our retail operations in northern New England and Madison, Wisconsin.

“Clearly, the economic and operating environment continues to challenge top and bottom line progress. However, I am confident that the operating and merchandising disciplines as well as cost management being implemented in our U.S. operations and strengthened in our Canadian operations will provide the foundation for better performance in the future.”

Founded in 1859, A&P was one of the nation’s first supermarket chains, and is today among North America’s largest. In the first quarter, the Company opened 7 new stores and remodeled or expanded 2 stores. The Company operates 667 stores in 12 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Kohl’s, Sav-A-Center, Dominion, The Barn Markets and Food Basics and Ultra Food & Drug. The Company also manufactures and distributes the Eight O’Clock line of whole bean coffees. The Company invites investors to listen to an audio Webcast of its quarterly discussion of earnings by accessing a link on the “Investor Relations” page of its Website, www.aptea.com. The live broadcast is on Friday, July 25, 2003 at 11 AM Eastern Time, with replays available from the afternoon of July 25 through August 25.

Effective March 28, 2003, the Securities and Exchange Commission adopted new rules related to disclosure of certain financial measures not calculated in accordance with generally accepted accounting principles (GAAP). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measures “ongoing operating earnings” and “ongoing operating loss” to reflect what the company’s earnings would have been excluding certain identified major items, which we believe are of a non-operating or one-time nature. These items are reconciled to reported earnings on Schedules 2 and 3 of this release. We use the non-GAAP measure “EBITDA” to reflect a measure that we believe is of interest to investors. EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 3 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers.

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The Great Atlantic & Pacific Tea Company, Inc.

Schedule 1—GAAP Earnings for the 16 weeks ended June 14, 2003 and June 15, 2002

(Unaudited)

(In thousands, except share amounts and store data)

	16 Weeks Ended
	June 14, 2003	June 15, 2002
Sales(1)	$3,203,830	$3,093,776
Cost of merchandise sold(2)	(2,324,661)	(2,211,961)

Gross margin	879,169	881,815
Store operating, general and administrative expense(2) (3)	(891,628)	(856,601)

(Loss) income from operations	(12,459)	25,214
Interest expense	(24,884)	(26,752)
Interest income	2,139	1,959

(Loss) income from continuing operations before income taxes(2)	(35,204)	421
Benefit from income taxes	14,862	368

(Loss) income from continuing operations(2)	(20,342)	789
Discontinued operations:(4)
(Loss) income from operations of discontinued businesses, net of tax	(11,459)	1,086
Gain on disposal of discontinued operations, net of tax	52,081	—

Income from discontinued operations	40,622	1,086

Net income	$20,280	$1,875

Net (loss) income per share—basic:(2)
Continuing operations	$(0.53)	$0.02
Discontinued operations	1.06	0.03

Net income per share—basic	$0.53	$0.05

Net (loss) income per share—diluted:(2)
Continuing operations	$(0.53)	$0.02
Discontinued operations	1.05	0.03

Net income per share—diluted	$0.52	$0.05

Weighted average common shares outstanding:
Basic	38,515,806	38,450,102

Diluted	38,701,217	39,462,250

Gross margin rate	27.44%	28.50%

Store operating, general and administrative expense rate	27.83%	27.69%

Number of stores operated at end of quarter	667	692

Number of franchised stores served at end of quarter	64	68

(1)	Included in sales for the 16 weeks ended June 14, 2003 and June 15, 2002, were wholesale sales to franchisees of $250.5 million and $221.2 million, respectively.
(2)	Cost of merchandise sold and store operating, general and administrative expense for the 16 weeks ended June 15, 2002 include amounts related to the Company’s asset disposition initiatives. These amounts are detailed on Schedule 2 attached.
(3)	During the 16 weeks ended June 15, 2002, the Company purchased in the open market $38 million of its 7.75% Notes due April 15, 2007. As a result, the Company recognized a pretax loss of $0.7 million ($0.4 million net of tax benefit of $0.3 million) during the 16 weeks ended June 15, 2002.
(4)	In February and March 2003, the Company decided to sell its operations located in Northern New England, Madison and Milwaukee, Wisconsin as well as its Eight O’Clock Coffee business. In April 2003, the sale of the Company’s stores in Northern New England and Madison, Wisconsin, were completed, generating proceeds of $137.6 million and resulting in a gain of $81.4 million ($52.1 million after tax).

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 2—Adjustments to GAAP Earnings for the 16 Weeks Ended June 15, 2002

(Unaudited)

(In thousands, except share amounts and store data)

	16 Weeks Ended June 15, 2002
	Asset disposition initiative	Loss on early extinguishment of debt	Gain on proceeds from the demutualization of a mutual insurance company	Total adjustments
Sales	$—	$—	$—	$—
Cost of merchandise sold	(860)	—	—	(860)

Gross margin	(860)	—	—	(860)
Store operating, general and administrative expense	(6,103)	(684)	1,717	(5,070)

(Loss) income from operations	(6,963)	(684)	1,717	(5,930)
Interest expense	—	—	—	—
Interest income	—	—	—	—

(Loss) income from continuing operations before income taxes	(6,963)	(684)	1,717	(5,930)
Benefit from (provision for) income taxes	2,869	287	(721)	2,435

(Loss) income from continuing operations	(4,094)	(397)	996	(3,495)
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	—	—	—	—
Gain on disposal of discontinued operations, net of tax	—	—	—	—

Income from discontinued operations	—	—	—	—

Net (loss) income	$(4,094)	$(397)	$996	$(3,495)

Net (loss) income per share—basic:
Continuing operations	$(0.11)	$(0.01)	$0.03	$(0.09)
Discontinued operations	$—	$—	$—	$—

Net (loss) income per share—basic	$(0.11)	$(0.01)	$0.03	$(0.09)

Net (loss) income per share—diluted:
Continuing operations	$(0.10)	$(0.01)	$0.03	$(0.09)
Discontinued operations	—	—	—	—

Net (loss) income per share—diluted	$(0.10)	$(0.01)	$0.03	$(0.09)

Weighted average common shares outstanding:
Basic	38,450,102	38,450,102	38,450,102	38,450,102

Diluted	39,462,250	39,462,250	39,462,250	39,462,250

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 3—Adjustments to GAAP Earnings for the 16 Weeks Ended June 14, 2003 and June 15, 2002

(Unaudited)

(In thousands, except share amounts and store data)

	16 Weeks Ended June 14, 2003			16 Weeks Ended June 15, 2002
	GAAP Earnings	Adjustments to be (added) subtracted (See Schedule 2)	Earnings as Adjusted	GAAP Earnings	Adjustments to be (added) subtracted (See Schedule 2)	Earnings as Adjusted

Sales	$3,203,830	$—	$3,203,830	$3,093,776	$—	$3,093,776
Cost of merchandise sold	(2,324,661)	—	(2,324,661)	(2,211,961)	(860)	(2,211,101)

Gross margin	879,169	—	879,169	881,815	(860)	882,675
Store operating, general and administrative expense	(891,628)	—	(891,628)	(856,601)	(5,070)	(851,531)

(Loss) income from operations	(12,459)	—	(12,459)	25,214	(5,930)	31,144
Interest expense	(24,884)	—	(24,884)	(26,752)	—	(26,752)
Interest income	2,139	—	2,139	1,959	—	1,959

(Loss) income from continuing operations before income taxes	(35,204)	—	(35,204)	421	(5,930)	6,351
Benefit from (provision for) income taxes	14,862	—	14,862	368	2,435	(2,067)

(Loss) income from continuing operations	(20,342)	—	(20,342)	789	(3,495)	4,284
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	(11,459)	—	(11,459)	1,086	—	1,086
Gain on disposal of discontinued operations, net of tax	52,081	—	52,081	—	—	—

Income (loss) from discontinued operations	40,622	—	40,622	1,086	—	1,086

Net income (loss)	$20,280	$—	$20,280	$1,875	$(3,495)	$5,370

Net (loss) income per share—basic:
Continuing operations	$(0.53)	$—	$(0.53)	$0.02	$(0.09)	$0.11
Discontinued operations	1.06	—	1.06	0.03	—	0.03

Net income (loss) per share—basic	$0.53	$—	$0.53	$0.05	$(0.09)	$0.14

Net (loss) income per share—diluted:
Continuing operations	$(0.53)	$—	$(0.53)	$0.02	$(0.09)	$0.11
Discontinued operations	1.05	—	1.05	0.03	—	0.03

Net income (loss) per share—diluted	$0.52	$—	$0.52	$0.05	$(0.09)	$0.14

Weighted average common shares outstanding:
Basic	38,515,806	38,515,806	38,515,806	38,450,102	38,450,102	38,450,102

Diluted	38,701,217	38,701,217	38,701,217	39,462,250	39,462,250	39,462,250

Gross margin rate	27.44%		27.44%	28.50%		28.53%

Store operating, general and administrative expense rate	27.83%		27.83%	27.69%		27.52%

Depreciation and amortization	$84,096		$84,096	$72,551		$72,551

Reconciliation of GAAP cash flow measure to adjusted EBITDA:
Net cash provided by operating activities			$5,990			$86,792
Net interest expense			22,745			24,793
Adjustments from GAAP earnings (see Schedule 2)			—			3,495
Deferred income tax (provision) benefit			29,213			(23,356)
Working capital changes			16,380			(18,203)
Other, net			(2,691)			30,174

Adjusted EBITDA			$71,637			$103,695

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 4—Condensed Balance Sheet Data

(Unaudited)

(In millions, except per share and store data)

	June 14, 2003	February 22, 2003
Cash and short-term investments	$163	$199
Other current assets	940	901

Total current assets	1,103	1,100
Property-net	1,585	1,609
Other assets	182	176

Total assets	$2,870	$2,885

Total current liabilities	$1,163	$1,091
Total non-current liabilities	1,149	1,296
Stockholders’ equity	558	498

Total liabilities and stockholders’ equity	$2,870	$2,885

Other Statistical Data
Total Debt and Capital Leases	$792	$926
Temporary Investments	47	78

Net Debt	$745	$848

Total Retail Square Footage (in thousands)	25,819	26,818
Book Value Per Share	$14.48	$12.93

	For the 16 weeks ended June 14, 2003	For the 16 weeks ended June 15, 2002

Capital Expenditures	$57	$88